Exhibit 10.1

SALE, CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS SALE, CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of August 8, 2018, is between AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (“ATAX”) and ATAX TEBS IV, LLC, a Delaware limited liability company (the “Sponsor”).

W I T N ES S E T H:

Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings set forth in the Bond Exchange, Reimbursement, Pledge and Security Agreement, dated as of August 1, 2018 (“Reimbursement Agreement”), between the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Sponsor.

WHEREAS, ATAX is the sole economic member of the Sponsor;

WHEREAS, ATAX is the owner of certain Custody Receipts (the “Bonds”) which evidence a beneficial ownership in certain multifamily housing revenue bonds listed on Schedule I hereto;

WHEREAS, concurrently with delivery of this Agreement, ATAX is causing the Sponsor, pursuant to the Reimbursement Agreement, to deposit the Bonds with Freddie Mac in exchange for two or more series of certificates (collectively, the “Certificates”) evidencing undivided beneficial interests in the Bonds related to the series of certificates;

WHEREAS, pursuant to the Credit Enhancement, Freddie Mac has agreed to guaranty certain payments due on the Class A Certificates;

WHEREAS, ATAX desires to cause the Class A Certificates to be sold to investors and to have Freddie Mac guaranty payments due on the Class A Certificates and to have the Sponsor retain the Class B Certificates;

WHEREAS, ATAX will gain substantial benefit by causing the Sponsor to enter into the transactions contemplated by the Reimbursement Agreement; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms shall, unless the context otherwise requires, have the meanings provided below (such meanings to be equally applicable to the singular and plural forms of the terms defined).  Capitalized terms used, but not defined, herein shall have the meaning assigned to such terms in the Reimbursement Agreement.

“Agreement” means this Sale, Contribution and Assignment Agreement and all amendments hereof and supplements hereto.

“Closing Date” means August 8, 2018.

Section 2. Sale, Contribution and Assignment.  For value received, ATAX does hereby, effective as of the Closing Date, sell, contribute, assign, transfer and otherwise convey, or cause to be sold, contributed, assigned, transferred and conveyed to the Sponsor, including causing assignment directly to Freddie Mac for the benefit of the Sponsor (collectively, the “Transfer”), without recourse, all right, title and interest of ATAX in and to the Bonds, all payments due thereon, all rights held by ATAX as holder of the Bonds and, if applicable, as the Bondholder Representative in, to and under the Bonds and related Bond Documents, and the proceeds of any and all of the foregoing.  The Bonds will be transferred to the Sponsor in part as a sale, for an amount equal to the proceeds of the sale of the Class A Certificates minus costs of the transactions contemplated by the Sponsor Documents, as a capital contribution.

The Sponsor hereby accepts the Transfer of the Bonds.  Simultaneously with the Transfer, the Sponsor is depositing the Bonds with Freddie Mac as contemplated by the Reimbursement Agreement.

Section 3.  Assignment Procedures.  ATAX, on or before the Closing Date, shall cause each of the Bonds to be delivered, via DTC, to or at the direction of the Sponsor.

Section 4.  Representations and Warranties of ATAX.  ATAX hereby represents and warrants to the Sponsor that as of the Closing Date:

(i)Due Authorization, Execution and Validity.  This Agreement has been duly authorized by ATAX, is valid and binding agreement of ATAX, and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratoriums, liquidation or readjustment of debt or similar laws affecting the enforcement of creditors’ rights generally and as may be limited to the effect of general principles of equity.

(ii)Organization and Existence.  ATAX (i) is a limited partnership duly organized and existing pursuant to the laws of the State of Delaware, (ii) has the corporate power and authority to own its properties and to carry on its business as now being conducted and as contemplated hereby, and (iii) has the corporate power and authority to execute and perform all of its undertakings hereunder.

(iii)No Violation.  The execution and performance by ATAX of this Agreement (i) will not violate in any material respect or, as applicable, have not violated in any material respect any provision of any law, rule or regulation binding upon ATAX or any order of any court or other agency or government having jurisdiction over ATAX, and (ii) will not violate in any material respect, or as applicable, have not violated in any material respect any provision of any indenture, agreement or other instrument to which ATAX is a party or is otherwise subject, or result in the creation or imposition of any lien, charge or encumbrance of any nature except, in each case, as contemplated by the Sponsor Documents or this Agreement or as would not reasonably be expected to have a material adverse effect on ATAX’s ability to perform its respective obligations hereunder or under the ATAX Documents.

(iv)Fair Value. ATAX has received reasonably equivalent value and fair consideration for the Bonds that it has sold and assigned to the Sponsor.

(v)Good Title; Absence of Liens; Security Interest.  Immediately prior to the transfer to the Sponsor, ATAX is the owner of, and has good and marketable title to, the Bonds that it sold and assigned to the Sponsor free and clear of all liens, and has full right, corporate power and lawful authority to assign, transfer and pledge such Bonds.

(vi)Solvency; Fraudulent Conveyance.  ATAX is solvent and will not be rendered insolvent by the transactions contemplated by this Agreement and, after giving effect to such transactions, ATAX will not be left with an unreasonably small amount of capital with which to engage in its business.  ATAX does not intend to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature.  ATAX does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of ATAX or any of its assets.  ATAX is not transferring (or causing to be transferred) the Bonds to the Sponsor and is not causing any affiliate of ATAX to transfer any Bonds to the Sponsor, and is not causing the Sponsor to transfer any Bonds to Freddie Mac, all as contemplated by the Sponsor Documents, with any intent to hinder, delay or defraud any of ATAX’s or its affiliates’ creditors.

(vii)Bonds.  With respect to the Bonds, ATAX makes the representations and warranties set forth in Section 2.1 of the Reimbursement Agreement, as if such representations and warranties are set forth herein.

Section 5.  Representations and Warranties of the Sponsor.  The Sponsor hereby represents and warrants to ATAX that as of the Closing Date:

(i)Due Authorization, Execution and Validity.  This Agreement has been duly authorized by the Sponsor, is valid and binding agreement of the Sponsor, and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratoriums, liquidation or readjustment of debt or similar laws affecting the enforcement of creditors’ rights generally and as may be limited to the effect of general principles of equity.

(ii)Organization and Existence.  The Sponsor (i) is a limited liability company duly organized and existing pursuant to the laws of the State of Delaware, (ii) has the power and authority to own its properties and to carry on its business as now being conducted and as contemplated hereby, and (iii) has the power and authority to execute and perform all of its undertakings hereunder.

(iii)No Violation.  The execution and performance by the Sponsor of this Agreement (i) will not violate in any material respect or, as applicable, have not violated in any material respect any provision of any law, rule or regulation binding upon the Sponsor or any order of any court or other agency or government having jurisdiction over the Sponsor, and (ii) will not violate in any material respect, or as applicable, have not violated in any material respect any provision of any indenture, agreement or other instrument to which the Sponsor is a party or is otherwise subject, or result in the creation or imposition of any lien, charge or encumbrance of any nature except, in each case, as contemplated by the Sponsor Documents or this Agreement or as would not reasonably be expected to have a material adverse effect on the Sponsor’s ability to perform its respective obligations hereunder or under the Sponsor Documents.

(iv)Solvency; Fraudulent Conveyance.  The Sponsor is solvent and will not be rendered insolvent by the transactions contemplated by the Sponsor Documents and, after giving effect to such transactions, the Sponsor will not be left with an unreasonably small amount of capital with which to engage in its business.  The Sponsor does not intend to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature.  The Sponsor does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Sponsor or any of its assets.  The Sponsor is not transferring the Bonds to Freddie Mac, all as contemplated by the Sponsor Documents, with any intent to hinder, delay or defraud any of the Sponsor’s creditors.

Section 6.  Characterization of Transfer.  It is the express intention of the parties hereto that the transfer and assignment of the Bonds by ATAX to the Sponsor be, and be construed as, an absolute sale and transfer to the Sponsor and not as a secured borrowing or a pledge of the Bonds by ATAX to the Sponsor to secure a debt or other obligation of ATAX.  ATAX will record the transaction as a sale from ATAX to the Sponsor; provided however, that due to consolidation of the Sponsor with ATAX under GAAP, the sale transaction will be presented on the consolidated financial statements of ATAX and the Sponsor as a secured financing for GAAP and, therefore, the Class A Certificates will be reported as debt on the consolidated financial statements of ATAX.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Bonds are held to be property of ATAX, then, and exclusively and solely in such event, it is the express intent of the parties that such conveyance be deemed to be a pledge of the Bonds by ATAX to the Sponsor to secure a debt or other obligation of ATAX and this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code.

Section 7.  Headings.  The various headings in this Agreement are included for conveyance only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to section names or numbers are to such sections of this Agreement.

Section 8.  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 9.  Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

[signatures on next page]

IN WITNESS WHEREOF, the undersigned have caused this Sale, Contribution and Assignment Agreement to be duly executed as of the date specified above.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership
Its:	General Partner

	By:	BURLINGTON CAPITAL LLC, a Delaware limited liability company
	Its:	General Partner

	By:	/s/ Craig S. Allen
Craig S. Allen
Chief Financial Officer

[SIGNATURE PAGE TO THE SALE, CONTRIBUTION AND ASSIGNMENT AGREEMENT]

ATAX TEBS IV, LLC, a Delaware limited liability company

By:	AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership
Its:	Sole Member

	By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership
	Its:	General Partner

		By:	BURLINGTON CAPITAL LLC,
a Delaware limited liability company
		Its:	General Partner

		By:	/s/ Craig S. Allen
Craig S. Allen
Chief Financial Officer

[SIGNATURE PAGE TO THE SALE, CONTRIBUTION AND ASSIGNMENT AGREEMENT]

SCHEDULE I

BONDS

The Custodial Receipts (numbered CR-55 to CR-079) issued pursuant to the Custody Agreement, dated as of August 7, 2018, between ATAX and U.S. Bank National Association, as Custodian, relating to each series of Bonds referenced below:

1.Washington State Housing Finance Commission, Multifamily Housing Revenue Bonds (15 West Apartments Project) Series 2014A

2.Public Finance Authority Multifamily Housing Revenue Bond (Berrendo Square Apartments Project) Series 2015A

3.City of Dallas Housing Finance Corporation, Multifamily Housing Revenue Bonds (Bruton Apartments) Series 2014

4.South Carolina State Housing Finance and Development Authority Multifamily Housing Revenue Bond (Columbia Gardens) Series 2015

5.Public Finance Authority Multifamily Housing Revenue Bonds (Companion at Thornhill Apartments Project) Series 2016

6.Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Gulfgate Apartments Project) Series 2015A

7.Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Little York Apartments Project) Series 2015 A

8.Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Williamcrest Apartments Project) Series 2015A

9.Golden State Finance Authority Multifamily Housing Revenue Bonds (Courtyard Apartments Project) 2016 Series G-1

10.Texas Department of Housing and Community Affairs Multifamily Housing Revenue Bonds (Decatur-Angle Apartments) Series 2014

11.Golden State Finance Authority Multifamily Housing Revenue Bonds (Harmony Court Bakersfield Apartments Project) 2016 Series E-1

12.Golden State Finance Authority Senior Housing Revenue Bonds (Harmony Terrace Apartments Project) 2016 Series I-1

13.Golden State Finance Authority Multifamily Housing Revenue Bonds (Las Palmas II Apartments Project) 2016 Series A-1

14.Public Finance Authority Multifamily Housing Revenue Bond (Laurel Crossings Apartments Project) Series 2015A

15.Capital Area Housing Finance Corporation Multifamily Housing Revenue Bonds (Oaks at Georgetown Apartments Project) 2016 Series A-1

16.San Antonio Housing Trust Finance Corporation Multifamily Housing Revenue Bonds (Palo Alto Apartments) Series 2015

17.Golden State Finance Authority Multifamily Housing Revenue Bonds (San Vicente Townhomes Project) 2016 Series C-1

18.Golden State Finance Authority Senior Housing Revenue Bonds (Seasons Lakewood Apartments Project) 2016 Series H-1

19.Golden State Finance Authority Senior Housing Revenue Bonds (Seasons San Juan Capistrano Apartments Project) 2016 Series F-1

20.Golden State Finance Authority Senior Housing Revenue Bonds (Seasons at Simi Valley Apartments Project) 2015 Series A-1

21.Golden State Finance Authority Multifamily Housing Revenue Bonds (Summerhill Family Apartments Project) 2016 Series D-1

22.Golden State Finance Authority Multifamily Housing Revenue Bonds (Sycamore Walk Project) 2015 Series B-1

23.Golden State Finance Authority Multifamily Housing Revenue Bonds (Village at Madera Apartments Project) 2016 Series B-1

24.South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Village at River’s Edge) Series 2015

25.South Carolina State Housing Finance and Development Authority Multifamily Housing Revenue Bonds (Willow Run Apartments) Series 2015

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